UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): May 15, 2014 (April 15, 2014)

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920
Houston, Texas 77056
(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 16, 2014, Aly Energy Services, Inc. (the “Company”, “we”, “us” or “our”) filed a Current Report on Form 8-K (the “Original Report”), reporting, among other things, the entry into an Asset Purchase, Stock Purchase and Merger Agreement (the “Centrifuge Acquisition Agreement”), dated as of April 11, 2014, by and among the Company, Aly Centrifuge Inc., (a newly formed subsidiary of the Company), United Centrifuge USA, LLC (“United”), United Oilfield, Inc. (“UOI”), Canadian Nitrogen Services Ltd. (“CNS”), and various affiliates of United and the consummation of the transaction contemplated in the Centrifuge Acquisition Agreement on April 15, 2014. Pursuant to the Centrifuge Acquisition Agreement, we acquired the business conducted by United in the solids control and fluids management sectors of the oilfield services and rental equipment industry for a purchase price of approximately $25 million, as further described in the Original Report. The transaction (“United Acquisition”) consisted of the purchase of certain assets used by United that were owned by UOI and CNS, the purchase of certain of the membership interests of United and the merger of United with and into Aly Centrifuge Inc.

This Current Report on Form 8-K/A provides the financial statements and pro forma financial information required under parts (a) and (b) of Item 9.01 in connection with the United Acquisition.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Independent Auditor’s Report and the financial statements listed below are set forth starting on page 3 of this Form 8-K/A.

●	The audited balance sheets of United as of December 31, 2013 and 2012 and the related audited statements of operations of United for the years ended December 31, 2013 and 2012.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statement of operations of the Company as of and for the year ended December 31, 2013 are set forth starting on page 16 of this Form 8-K/A.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of UHY LLP

UNITED CENTRIFUGE USA, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

UNITED CENTRIFUGE USA, LLC
FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

2929 Allen Parkway, 20th Floor Houston, Texas 77019 Phone 713-960-1706 Fax 713-960-9549 Web www.uhy-us.com

Independent Auditor’s Report

To the Members
United Centrifuge USA, LLC
Dallas, Texas

We have audited the accompanying financial statements of United Centrifuge USA, LLC (the “Company”), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, members’ equity (deficit), and cash flows for the year ended December 31, 2013 and the period from inception (February 28, 2012) through December 31, 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Centrifuge USA, LLC as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the year ended December 31, 2013 and the period from inception (February 28, 2012) through December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

/s/ UHY LLP
Houston, Texas
April 7, 2014

UNITED CENTRIFUGE USA, LLC
BALANCE SHEETS

	December 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$456,216	$753
Accounts receivable	1,975,152	326,744
Unbilled receivables	716,462	228,150
Prepaid expenses and deposits	15,200	3,900
Advances to related parties	103,549	5,200
TOTAL CURRENT ASSETS	3,266,579	564,747

PROPERTY, PLANT AND EQUIPMENT, net	2,039,050	325,077

TOTAL ASSETS	$5,305,629	$889,824

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Line of credit	$472,000	$-
Accounts payable and accrued expenses	778,171	178,265
Advances from related parties	1,417,780	958,542
Current portion of long-term debt	314,519	-
Current portion of capital lease obligations	75,410	-
TOTAL CURRENT LIABILITIES	3,057,880	1,136,807

LONG-TERM DEBT, net of current portion	618,607	-

CAPITAL LEASE OBLIGATIONS, net of current portion	209,685	-

TOTAL LIABILITIES	3,886,172	1,136,807

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY (DEFICIT)	1,419,457	(246,983)

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)	$5,305,629	$889,824

See notes to financial statements.

UNITED CENTRIFUGE USA, LLC
STATEMENTS OF OPERATIONS

		Period from
		Inception
		(February 28,
	Year Ended	2012) through
	December 31,	December 31,
	2013	2012

SALES	$12,013,508	$2,258,125

COST OF SERVICES	9,566,000	2,149,622

GROSS PROFIT	2,447,508	108,503

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	712,978	356,054

INCOME (LOSS) FROM OPERATIONS	1,734,530	(247,551)

INTEREST EXPENSE	24,159	-

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	1,710,371	(247,551)

STATE INCOME TAXES	3,037	-

NET INCOME (LOSS)	$1,707,334	$(247,551)

See notes to financial statements.

UNITED CENTRIFUGE USA, LLC
STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)
YEAR ENDED DECEMBER 31, 2013 AND PERIOD FROM INCEPTION
(FEBRUARY 28, 2012) THROUGH DECEMBER 31, 2012

Balance, February 28, 2012 (date of inception)	$-

Member contributions	568

Net loss	(247,551)

Balance, December 31, 2012	(246,983)

Distributions	(40,894)

Net income	1,707,334

Balance, December 31, 2013	$1,419,457

See notes to financial statements.

UNITED CENTRIFUGE USA, LLC
STATEMENTS OF CASH FLOWS

		Period from
		Inception
		(February 28,
	Year Ended	2012) through
	December 31,	December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$1,707,334	$(247,551)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation	99,326	14,569
Gain on sale of equipment	(8,308)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,648,408)	(326,744)
Unbilled receivables	(488,312)	(228,150)
Advances to/from related parties	360,889	953,342
Prepaid expenses and deposits	(11,300)	(3,900)
Accounts payable and accrued expenses	599,906	178,265
NET CASH PROVIDED BY OPERATING ACTIVITIES	611,127	339,831

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(1,583,919)	(339,646)
Proceeds from sale of equipment	69,400	-
NET CASH USED IN INVESTING ACTIVITIES	(1,514,519)	(339,646)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	472,000	-
Proceeds from long-term debt	984,147	-
Repayments of long-term debt	(51,021)	-
Repayments of capital lease obligations	(5,377)	-
Member contributions	-	568
Distributions to member	(40,894)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,358,855	568

NET INCREASE IN CASH AND CASH EQUIVALENTS	455,463	753

CASH AND CASH EQUIVALENTS, beginning of period	753	-

CASH AND CASH EQUIVALENTS, end of period	$456,216	$753

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for interest	$19,044	$-

Purchase of equipment through capital leases	$290,479	$-

See notes to financial statements.

UNITED CENTRIFUGE USA, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

United Centrifuge, USA, LLC (“United” or the “Company”), was incorporated as a limited liability corporation in the State of Texas on February 28, 2012 and provides centrifuge equipment and rental services to oil and natural gas exploration and production companies in North Dakota, Wyoming, Texas, Oklahoma, Ohio and Pennsylvania.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents: For the purpose of the statement of cash flows, the Company includes all short term investments purchased with original maturities of three months or less as of the date of the purchase as cash equivalents.

Accounts Receivable: Accounts receivable represent amounts due from customers. Accounts receivable are recognized at invoiced amounts, net of allowance, and do not bear interest. The Company uses its best estimate to determine the required allowance for doubtful accounts based on a variety of factors, including the length of time the receivables are past due, economic trends, and conditions affecting its customer base. Specific provisions are recorded for individual receivables when the Company becomes aware of a customer’s inability to meet financial obligations. The Company reviews the adequacy of its allowance annually. Receivables balances greater than 30 days past due are individually reviewed for collectability and if deemed uncollectible; are charged off against the allowance account after all means of collection have been exhausted and the potential for recovery is considered remote. The allowance for doubtful accounts was $0 as of December 31, 2013 and 2012.

Property, Plant and Equipment: Property, plant and equipment are recorded at cost, less accumulated depreciation and any impairment. Maintenance and repairs which do not improve or extend the life of the related assets are charged to expense when incurred. Refurbishments and renewals are capitalized when the value of the equipment is enhanced for an extended period. When property and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operating income.

The cost of property and equipment currently in service is depreciated on a straight-line basis over their estimated useful lives. Major classifications of property and equipment and their estimated useful lives are as follows:

Estimated
Useful Lives

Centrifuge equipment	7 years
Furniture and fixtures	5 years
Leasehold improvements	Remaining life of lease
Office computers	3-4 years
Trailers	3-4 years
Trucks under capital lease	3-4 years

UNITED CENTRIFUGE USA, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-lived Assets: The carrying values of long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of the asset by estimating the undiscounted future net cash flows expected to result from the asset, including eventual disposition. If the undiscounted future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. No impairment loss has been recognized for the year ended December 31, 2013, or for the period from inception (February 28, 2012) through December 31, 2012.

Revenue Recognition: The Company provides rental equipment and oilfield services to its customers at a per-day contractual rates. Revenue is recognized when it is realized or realizable and collectability is reasonably assured. As disclosed in Note G, the Company has negotiated a revenue and cost sharing agreement with related parties for the rental of certain centrifuge equipment not owned by the Company; however, all revenue is recognized as described above.

Income Taxes: The Company follows guidance issued by the Financial Accounting Standards Board (“FASB”) regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

The Company has elected under the Internal Revenue Code and related state provisions to be a flow through entity. In lieu of corporate income taxes, the members of a limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

The income tax position taken by the Company for any years open under the various statutes of limitations is that the Company continues to be exempt from income taxes by virtue of being a pass-through entity. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefits of this income tax position (no income tax liability) has been recognized for the years ended on or before December 31, 2012.

The Company is subject to a tax mandated by the State of Texas based on a defined calculation of gross margin (the “margin tax”). The margin tax is calculated by applying a tax rate to a base that considers both revenue and expenses and therefore has the characteristics of an income tax. As a result, the Company recorded $3,037 in state income tax for the year ended December 31, 2013 and $0 for the period from inception (February 28, 2012) through December 31, 2012.

The Company records income tax related interest and penalties, if applicable, as a component of the provision for income tax expense. None of the Company’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities, but fiscal year 2012 remains subject to examination by the IRS and the State of Texas. The Company believes that it has no uncertain tax positions for both federal and state income taxes and believes there will be no significant changes in these positions during the next 12 months.

UNITED CENTRIFUGE USA, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the period, the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Concentrations of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains cash with one financial institution which, at times, exceed federally insured limits. The Company monitors the financial condition of the banks and has experienced no losses associated with the accounts. The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

NOTE C - PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consist of the following:

	December 31,
	2013	2012

Centrifuge equipment	$1,828,069	$330,594
Furniture and fixtures	10,574	7,189
Leasehold improvements	10,654	-
Office computers	9,184	1,863
Trailers	3,990	-
Trucks under capital lease	290,474	-
	2,152,945	339,646
Less: accumulated depreciation and amortization	(113,895)	(14,569)

Property, plant and equipment, net	$2,039,050	$325,077

Depreciation expense was $99,326 and $14,569 for the year ended December 31, 2013 and for the period from inception (February 28, 2012) through December 31, 2012, respectively.

NOTE D - LINE OF CREDIT

The Company maintains an operating line of credit of $500,000, is due August 30, 2014 and bears interest at a floating rate of the Wall Street Journal (“WSJ”) prime rate plus 1.5% per annum (4.75% at December 31, 2013). As of December 31, 2013 and 2012, the balance was $472,000 and $0 respectively, and the line of credit and term loan (Note E) are secured by a general security agreement on all the assets of the Company.

The Company is required to maintain certain financial ratios and other affirmative and negative covenants as described in the line of credit and term loan agreements. As of December 31, 2013 the Company was in compliance with the credit agreements, except for the requirement that the Company receive written consent from the financial institution prior entering into capital lease agreements. The Company received a waiver of this covenant on April 2, 2014.

UNITED CENTRIFUGE USA, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

NOTE E - LONG-TERM DEBT

Long-term debt consists of the following:

	December 31,
	2013	2012
Term loan payable in monthly blended installments of
$29,495, bearing interest at a fixed rate of WSJ prime rate plus 1.75% per annum (5% at December 31, 2013), maturing September 2016.	$933,126	$-

Less: current portion	(314,519)	-

	$618,607	$-

Principal repayments on long-term debt are estimated as follows:

Year Ending December 31,

2014	$314,519
2015	330,514
2016	288,093

$933,126

NOTE F - CAPITAL LEASE OBLIGATIONS

The Company accounts for certain long-term lease transactions related to the financing of various equipment as capital leases. Capital lease obligations reflect the present value of future rental payments, less an interest amount implicit in the lease. A corresponding amount is capitalized as property and equipment, and amortized over the individual asset’s estimated useful life. Depreciation of assets under capital lease obligations is included in depreciation and amortization expense and amounted to $5,539 for the year ended December 31, 2013.

Future minimum lease payments required under the capital leases are as follows:

	December 31,
	2013	2012
Various capital leases payable in monthly installments of
$6,072, including interest at a rate of 3.775% per annum, maturing between January and February 2018, secured by trucks.	$285,095	$-

Less: current portion	(75,410)	-

	$209,685	$-

UNITED CENTRIFUGE USA, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

NOTE F - CAPITAL LEASE OBLIGATIONS (Continued)

Minimum lease payments related to the obligations under capital lease are as follows:

Year Ending December 31,

2014	$75,410
2015	75,410
2016	75,410
2017	75,410
2018	6,293
307,933
Less: imputed interest	(22,838)
285,095
Less: current portion	(75,410)

$209,685

The assets held under capital leases are as follows:

	December 31,
	2013	2012

Capitalized costs	$290,474	$-

Less: accumulated depreciation	(5,539)	-

Net book value	$284,935	$-

NOTE G - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2013 and for the period from inception (February 28, 2013) through December 31, 2012, the Company incurred the following transactions with entities related by common control. The transactions are in the normal course of operations and are measured at their exchange amount, which represents the amount of consideration established and agreed to by the related parties.

The Company negotiated a revenue and cost sharing agreement with certain entities related by common control by which revenues earned on certain centrifuge equipment owned by such related parties is split on a 60%/40% basis to the related parties and Company, respectively.

Purchases from related parties of the Company totaled approximately $6,429,000 and $1,457,000 for the year ended December 31, 2013 and the period from inception (February 28, 2012) through December 31, 2012, respectively. Sales to related parties totaled approximately $179,000 and $719,000 for the year ended December 31, 2013 and the period since inception (February 28, 2012) through December 31, 2012, respectively. Advances to related parties of the Company totaled approximately $103,000 and $5,000 at December 31, 2013 and 2012, respectively. Advances from related parties of the Company totaled approximately $1,418,000 and $958,000 at December 31, 2013 and 2012, respectively.

UNITED CENTRIFUGE USA, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012

NOTE H - COMMITMENTS AND CONTINGENCIES

The Company has various leases for office space at rates ranging between approximately $1,700 and $4,800 per month that are considered operating leases. These leases are due to expire through August 2018. Total annual lease expense during the year ended December 31, 2013 and the period from inception (February 28, 2012) through December 31, 2012 related to these leases was approximately $19,000 and $3,000, respectively, and are reflected as part of general and administrative expense in the consolidated statement of income.

Future minimum lease payments under all non-cancelable operating lease obligations as of December 31, 2013 are as follows:

Year Ending December 31,

2014	$79,800
2015	59,300
2016	57,600
2017	57,600
2018	33,600

$287,900

NOTE I - SIGNIFICANT CUSTOMERS

During the year ended December 31, 2013, the Company had sales of approximately $9,500,000 to three customers. Approximately $1,900,000 of the total of accounts and unbilled receivables at December 31, 2013 were due from these three customers. For the period from inception (February 28, 2012) through December 31, 2012, the Company had sales of approximately $1,900,000 to three customers, one of which is a related party. Approximately $340,000 of the total accounts and unbilled receivables at December 31, 2012 were due from these three customers.

NOTE J - SUBSEQUENT EVENTS

The Company evaluated all activity through April 7, 2014, the date the financial statements were available for issuance, and concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosures in the notes to the financial statements.

ALY ENERGY SERVICES, INC.
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

On April 16, 2014, Aly Energy Services, Inc. (the “Company”, “we”, “us” or “our”) filed a Current Report on Form 8-K (the “Original Report”), reporting, among other things, the entry into an Asset Purchase, Stock Purchase and Merger Agreement (the “Centrifuge Acquisition Agreement”), dated as of April 11, 2014, by and among the Company, Aly Centrifuge Inc., (a newly formed subsidiary of the Company), United Centrifuge USA, LLC (“United”), United Oilfield, Inc. (“UOI”), Canadian Nitrogen Services Ltd. (“CNS”), and various affiliates of United and the consummation of the transaction contemplated in the Centrifuge Acquisition Agreement on April 15, 2014. Pursuant to the Centrifuge Acquisition Agreement, we acquired the business conducted by United in the solids control and fluids management sectors of the oilfield services and rental equipment industry for a purchase price of approximately $25 million, as further described in the Original Report. The transaction (“United Acquisition”) consisted of the purchase of certain assets used by United that were owned by UOI and CNS, the purchase of certain of the membership interests of United and the merger of United with and into Aly Centrifuge Inc.

The following are the unaudited pro forma consolidated financial statements of Aly Energy Services, Inc. (“we,” “us” or “our”) as of and for the year ended December 31, 2013. The unaudited pro forma consolidated balance sheet assumes that the United Acquisition occurred as of December 31, 2013. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 assumes that the United Acquisition occurred on January 1, 2013. These transaction adjustments are presented in the notes to the unaudited pro forma financial statements.

The pro forma financial statements reflect the following transactions:

•	the United Acquisition for which the total purchase price is consideration for two simultaneous transactions:

o
our acquisition of the business conducted by United in the solids control and fluids management sectors of the oilfield services and rental equipment industry reflected in the columns labeled United Centrifuge, LLC on the pro forma balance sheet and income statement, and

o	our purchase of certain assets used by United that were owned by UOI and CNS reflected in the columns labeled Asset Purchase from UOI and CNS

•	our borrowings of $25.0 million under an amended and restated credit facility to fund a portion of the purchase price of the United Acquisition and to repay borrowings under oure pre-existing facility

•	our issuance of preferred stock of Aly Centrifuge Inc. as part of the consideration for the United Acquisition; and,

•	our obligation to pay up to $5.0 million of contingent consideration based upon the revenues of United for each of the 12 month periods ending on March 31, 2015, 2016 and 2017.

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations were derived by adjusting our historical financial statements. The adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions. The unaudited pro forma consolidated financial statements do not purport to present our financial position or results of operations had the United Acquisition actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

December 31, 2013
($ in thousands)

	Aly Energy Services, Inc. Historical	United Centrifuge, LLC	Asset Purchase from UOI and CNS		Adjustments		Aly Energy Services, Inc. Pro Forma

Assets
Current Assets
Cash and Cash Equivalents	$1,440	$456			$(456	)(A)	$(76)
					$(1,516	)(B)
Accounts Receivable, Net of Allowance for Doubtful Accounts of $90 and $13, respectively	3,327	1,975					5,302
Unbilled Receivables	882	716					1,598
Inventory	43	-					43
Advances to Related Parties	-	104					104
Prepaid Expenses and Other Current Assets	279	15					294

Total Current Assets	5,971	3,266			(1,972)		7,265

Property and Equipment, Net	21,423	2,039	15,260	(C)	853	(D)	39,575

Goodwill and Intangible Assets, Net	12,955	-			5,379	(E)	18,334
Deferred Loan Costs, Net	515	-			300	(F)	815
Deferred Tax Assets	131	-					131
Other Assets	17	-					17

Total Assets	$41,012	$5,305			$4,560		$66,137

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$1,131	$778					$1,909
Accrued Expenses	964	-					964
Deferred Tax Liabilities	277	-					277
Advances from Related Parties	-	1,418					1,418
Current Portion of Contingent Payment					895	(G)	895
Current Portion of Long-Term Debt	2,881	862			2,256	(H)	5,212
					(787	)(I)

Total Current Liabilities	5,253	3,058			2,364		10,675

Contingent Payment, Net of Current Portion					2,312	(G)	2,312
Long-Term Debt, Net of Current Portion	8,532	828			12,181	(H)	20,923
					(618	)(I)
Deferred Tax Liabilities	6,945	-					6,945
Other Long-Term Liabilities	35	-					35

Total Liabilities	20,765	3,886			16,239		40,890

Commitments and Contingencies (See Note 5)

Series A Preferred Stock, $0.01 par value, 4,000,000 shares authorized, 4,000,000 and 2,000,000 shares issued and outstanding, respectively	4,132	-			5,000	(J)	9,132

Stockholders' Equity
Common Stock, $0.001 par value, 100,000,000 shares authorized, 90,042,044 issued and 90,037,544 outstanding as of December 31, 2013 and 67,967,763 shares issued and outstanding as of December 31, 2012	92	-					92
Treasury Stock, at Cost	(2)	-					(2)
Additional Paid-In-Capital	14,767	-					14,767
Members' Equity	-	1,419			(1,419	)(K)	-
Retained Earnings	1,258	-					1,258

Total Stockholders' Equity	16,115	1,419			(1,419)		16,115

Total Liabilities and Stockholders' Equity	$41,012	$5,305			$19,820		$66,137

	For the Year Ended December 31, 2013
	($ in thousands, except shares and per share data)
	Aly Energy Services, Inc. Historical	United Centrifuge, LLC	Asset Purchase from UOI and CNS	Adjustments		Aly Energy Services, Inc. Pro Forma

Revenues	$18,418	$12,014		$301	(L)	$30,733

Direct Costs	3,806	9,467		(3,366	)(M)	9,907
				58	(N)	58
Depreciation and Amortization Expense	2,389	99		1,539	(O)	4,027

Gross Profit	12,223	2,448		2,070		16,741

Selling, General and	8,468	713				9,181
Administrative Expenes
Corporate Expenses	1,826	-		-		1,826

Operating Income	1,929	1,735		2,070		5,734

Other Expense/(Income)
Interest Expense	460	24		556	(P)	1,040
				(13	)(Q)
Amortization of Deferred Loan Costs	169	-		100	(R)	269

Total Other Expense/(Income)	629	24		643		1,309

Income Before Income Taxes	1,300	1,711		1,427		4,425

Income Tax Expense	640	3		1,141	(S)	1,784

Net Income	660	1,708		286		2,641

Preferred Stock Dividends	209	-		255	(T)	464
Accretion of Preferred Stock	37	-		-		37

Net Income Available to Common Shareholders	$414	$1,708		$31		$2,140

Basic and Diluted Earnings per Share	$0.01	$0.02		$0.00		$0.03

Basic and Diluted Average	72,129,439	72,129,439		72,129,439		72,129,439
Common Shares Outstanding

ALY ENERGY SERVICES, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and the United Acquisition

The historical financial information is derived from the consolidated financial statements of the Company and the audited financial statements of the United Acquisition. The unaudited pro forma consolidated balance sheet assumes that the United Acquisition, as described below, occurred as of December 31, 2013. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 assumes that the United Acquisition occurred on January 1, 2013.

The pro forma financial statements reflect the following transactions:

•	the United Acquisition for which the total purchase price is consideration for two simultaneous transactions:

o
our acquisition of the business conducted by United in the solids control and fluids management sectors of the oilfield services and rental equipment industry reflected in the columns labeled United Centrifuge, LLC on the pro forma balance sheet and income statement, and

o	our purchase of certain assets used by United that were owned by UOI and CNS reflected in the columns labeled Asset Purchase from UOI and CNS

•
our borrowings of $25.0 million under an amended and restated credit facility to fund a portion of the purchase price of the United Acquisition and to repay borrowings under the initial credit facility

•	our issuance of preferred stock of Aly Centrifuge Inc. as part of the consideration for the United Acquisition; and,

•	our obligation to pay up to $5.0 million of contingent consideration based upon the revenues of United for each of the 12 month periods ending on March 31, 2015, 2016 and 2017.

2. Pro Forma Adjustments and Assumptions

(A)	Reflects that the United Acquisition was a cash-free transaction under which United retained any and all of its cash on hand as of the closing date of the acquisition.
(B)
Reflects the Company’s cash on hand that was used in addition to the net proceeds from borrowings to fund the consummation of the United Acquisition. Net proceeds from the amended and restated credit facility were approximately $14.4 million after repayment of $10.6 million of existing debt. Cash on hand of $1.5 million was used to pay (i) the incremental $1.2 million cash due to the sellers under the terms of the Centrifuge Acquisition Agreement, and (ii) approximately $0.3 million of commitment fees due to our lender in connection with the amended and restated credit facility.

(C)	Reflects the appraised fair market value of the assets acquired from UOI and CNS.
(D)
Reflects the purchase price adjustment to the property and equipment acquired from United based on the appraised fair market value of that property and equipment.The purchase price adjustment is currently an estimate and is subject to finalization. The final purchase price adjustment could differ materially from the estimate shown here.

(E)
Reflects the portion of the purchase price allocated to intangibles and goodwill. The purchase price allocation is currently an estimate and is subject to finalization. The final purchase price allocation could differ materially from the estimate shown here.

(F)	Reflects the commitment fees due to our lender in connection with entering into the amended and restated credit facility.
(G)
Reflects the estimated present value of the contingent consideration associated with the United Acquisition. The valuation of the contingent consideration is currently an estimate and is subject to finalization. The final valuation could differ materially from the estimate shown here.

(H)	Reflects the new borrowings of $25.0 million under the amended and restated credit facility less the repayment of $10.6 million of borrowings under the pre-existing credit facility.
(I)	Reflects that the United Acquisition was a debt-free transaction under which United paid down all of its outstanding debt as of the close date with the exception of certain capital leases.
(J)
Reflects the estimated present value of the preferred stock issued in connection with the United Acquisition. The valuation of the preferred stock is currently an estimate and is subject to finalization. The final valuation could differ materially from the estimate shown here.

(K)	Reflects the elimination of retained earnings of United in connection with acquisition accounting.
(L)	Reflects the effects of the end of a revenue sharing arrangement with related parties, as specified in the Centrifuge Acquisition Agreement, on the closing date of the United Acquisition.
(M)
Reflects the elimination of the expense associated with a revenue sharing arrangement with related parties which ended, as specified in the Centrifuge Acquisition Agreement, on the closing date of the United Acquisition.

(N)
Reflects the gross-up of the expense associated with a cost sharing arrangement with related parties which ended, as specified in the Centrifuge Acquisition Agreement, on the closing date of the United Acquisition.

(O)
Reflects the sum of (i) the incremental depreciation expense associated with the estimated purchase price adjustment to (a) the property and equipment acquired from United and, (b) the property and equipment acquired fromUOI and CNS and (ii) the incremental amortization expense associated with the amount allocated to intangibles as part of the purchase price allocation. The purchase price adjustment to property and equipment and the purchase price allocation to intangibles and goodwill are currently estimates and are subject to finalization. The final purchase price allocation and associated depreciation and amortization expense could differ materially from the estimates shown here.

(P)	Reflects the incremental interest expense resulting from the increase in borrowings to fund the United Acquisition.
(Q)
Reflects the elimination of interest expense recognized by United due to the debt-free terms of the United Acquisition, net of the incremental interest expense the Company will incur in connection with assuming the capital leases of United.

(R)	Reflects the amortization of commitment fees associated with entering into the amended and restated credit facility.
(S)	Reflects the incremental income tax expense which the Company would incur with the addition of the indicated pre-tax income from the United Acquisition.
(T)	Reflects the PIK dividend associated with the preferred stock issued as part of the purchase price of the United Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALY ENERGY SERVICES, INC.

Date: May 15, 2014	By:	/s/ MUNAWAR H. HIDAYATALLAH
	Name:	Munawar H. Hidayatallah
	Title:	Chairman and Chief Executive Officer